Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Affiliated Managers Group, Inc. of our report dated March 29, 2018 relating to the financial statements of AQR Capital Management Holdings, LLC and Subsidiaries, which appears in Affiliated Managers Group, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 21, 2019